KAVILCO INCORPORATED ANNUAL ELECTION VOTING RESULTS 8–K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 13, 2021

KAVILCO INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Alaska

(State or Other Jurisdiction of Incorporation)

811-6027

(Commission File Number)

92-0045958

(IRS Employer Identification No.)

1000 Second Avenue, Suite 3320, Seattle, WA 98104

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (206) 624-6166

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Annual Election

The annual election of Kavilco Incorporated was resolved on November 13, 2021, by Zoom. Shareholders representing 5,452 shares, or 52.10%, of the voting shares as of the October 14, 2021 record date were present in person or were represented at the meeting by proxy. Final voting results are shown below. The percentages set out in the tables represent the ratio of the votes cast for each choice (For, Against, Abstain) to the total votes cast on a proposal. Shareholders were entitled to cumulative votes for the election of directors.

Directors elected at the meeting (the three (3) directors with the highest affirmative totals were elected):

	Votes Cast For		Votes Cast Against				Broker Non Votes
Nominee	Number	%	Number	%	Abstain	%
Louis L. Jones, Sr	6,252	38.22	0	0	0	0	n/a
Kenneth Gordon	5,263	32.18	0	0	0	0	n/a
Frederick O. Olsen Jr.	4,560	27.79	0	0	0	0	n/a
Abstain	n/a	n/a	n/a	n/a	282	1.81	n/a

Approval of the following proposal required the affirmative vote of a majority of the votes cast.

	Votes Cast For		Votes Cast Against				Broker Non Votes
Proposal	Number	%	Number	%	Abstain	%
Ratification of appointment of independent auditors	5,030	92.26	72	1.32	350	6.42	n/a